EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Oppenheimer Holdings Inc. on Form S-8, to register 180,000 Class A non-voting shares filed on October 28, 2005, of our report dated June 24, 2005, on our audit of the financial statements and supplemental schedules of the Oppenheimer & Co. Inc. 401(k) Plan (the “Plan”) as of and for the year ended December 31, 2004, which report was previously filed as an exhibit to the Plan’s Annual Report on Form 11-K.

/s/ PricewaterhouseCoopers  LLP

PricewaterhouseCoopers LLP

New York, New York

November 1, 2005